                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent

The Board of Directors
The CIT Group, Inc.:

We consent to the use of our report dated January 17, 1997, except as to note 21 which is as of February 21, 1997 and note 22 which is as of September 26, 1997, relating to the consolidated balance sheets of The CIT Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, incorporated by reference and included in this Registration Statement on Form S-2 of The CIT Group, Inc., which report appears in the Registration Statement and in the December 31, 1996 Annual Report on Form 10-K of The CIT Group Holdings, Inc., incorporated by reference in the Registration Statement and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG PEAT MARWICK LLP
KPMG Peat Marwick LLP

Short Hills, New Jersey
September 26, 1997